Exhibit 99.4

Celcuity Inc. Announces $100 Million Private Placement

Proceeds to Advance Clinical Development of Gedatolisib

Including Forthcoming Phase 3 Clinical Study (VIKTORIA-1)

Minneapolis, MN, May 16, 2022 – Celcuity Inc. (Nasdaq: CELC), a clinical-stage biotechnology company pursuing an integrated therapeutic and companion diagnostic strategy for treating patients with cancer, today announced that it has entered into a definitive securities purchase agreement with certain institutional and other accredited investors in a private placement for the purchase of common stock, preferred stock that may be convertible into common stock and warrants initially exercisable for preferred stock that is expected to result in aggregate proceeds to the Company of $100 million, before deducting placement agent fees and other offering expenses. The Company expects to use the net proceeds to advance clinical development of gedatolisib, including its planned Phase 3 clinical study (VIKTORIA-1), and for general corporate purposes.

Venrock Healthcare Capital Partners is the lead investor in the private placement, and Commodore Capital, New Enterprise Associates (NEA), RA Capital Management, Soleus Capital and Brian Sullivan, the Company’s Chief Executive Officer, are also participating. Investors will purchase shares of common stock and preferred stock at a price per share of $5.75 (on an as converted to common stock basis). For each share of common stock and each 1/10 of a share of preferred stock purchased, investors will receive a warrant initially exercisable for preferred stock equivalent to 0.40 shares of common stock on an as converted basis. The exercise price of the warrants will be at a 40% premium to the price paid by investors for the initial shares of common stock purchased in the private placement. The preferred stock will be convertible into common stock at the holder’s election, subject to certain limitations such as beneficial ownership and the approval by the Company’s stockholders to increase the number of authorized shares of common stock sufficient to cover the shares of common stock issuable upon conversion of (i) the preferred stock purchased in the private placement and (ii) the shares of preferred stock that may be issued upon exercise of warrants purchased in the private placement. The warrants are initially exercisable for preferred stock and will convert into warrants to purchase common stock if the proposed increase in the Company’s authorized common stock is approved by stockholders.

The closing of the private placement is expected to occur shortly after the first patient enrolled in the Company’s forthcoming Phase 3 clinical study (VIKTORIA-1) receives their first dose of treatment at a clinical site located in the United States, provided that such date must occur on or before December 31, 2022. The Company expects to activate the VIKTORIA-1 study in mid-2022 and that the first patient receiving their first dose is expected to occur six to ten weeks later. The Company expects to report results for the first primary analysis of the VIKTORIA-1 clinical study in the second half of 2024. Additional details regarding the private placement will be included in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Jefferies LLC acted as the sole placement agent for the private placement.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and accordingly may not be offered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of (i) the shares of common stock to be issued and sold in the private placement, (ii) the shares of common stock issuable upon conversion of the preferred stock purchased in the private placement and (iii) the shares of common stock issuable upon conversion of the shares of preferred stock that may be issued upon exercise of warrants purchased in the private placement (together the “Resale Securities”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the Resale Securities under the resale registration statement will only be by means of a prospectus.

About Celcuity

Celcuity is a clinical-stage biotechnology company seeking to extend the lives of cancer patients by pursuing an integrated therapeutic and companion diagnostic strategy. The company’s lead therapeutic candidate is gedatolisib, a potent, reversible dual inhibitor that selectively targets all Class I isoforms of PI3K and mTOR. Its mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together. The company expects to initiate a Phase 3 study evaluating gedatolisib in patients with HR+/HER2- advanced breast cancer in 2022. Its CELsignia companion diagnostic platform is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from already approved targeted therapies. Celcuity is headquartered in Minneapolis. Further information about Celcuity can be found at www.celcuity.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the expected closing of the private placement, the anticipated use of proceeds from the private placement, the expected timing of clinical study related activities, including without limitation, enrollment of patients and reporting of results, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Risks that contribute to the uncertain nature of the forward-looking statements include, but are not limited to, the Company’s limited operating history; the potential impact of the COVID-19 pandemic on the Company’s business and clinical study activities; the Company’s potential inability to develop and commercialize gedatolisib; challenges the Company may face in developing and maintaining relationships with pharmaceutical company partners; the complexity and timeline for development of the Company’s CELsignia tests and gedatolisib; the uncertainties and costs associated with clinical trials; the uncertainty regarding market acceptance of the Company’s products and services by physicians, patients, third-party payors and others in the medical community, and with the size of market opportunities available to the Company; the pricing of drug products and molecular and other diagnostic products and services that compete or may compete with the Company; uncertainty with insurance coverage and reimbursement for the Company’s products and services; difficulties the Company may face in managing growth, such as hiring and retaining a qualified sales force and attracting and retaining key personnel; changes in government regulations; and obtaining and maintaining intellectual property protection for the Company’s technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against the Company. These and additional risks, uncertainties and other factors are described more fully in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contacts:

Celcuity Inc.

Brian Sullivan, bsullivan@celcuity.com

Vicky Hahne, vhahne@celcuity.com

763-392-0123

ICR Westwicke

Robert Uhl, robert.uhl@westwicke.com

(619) 228-5886

SOURCE: Celcuity Inc.